Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479
NEWS RELEASE

For further information:

John Hourigan

NCR Corporation

(937) 445-2078

john.hourigan@ncr.com

For Release on October 1, 2004

NCR Acquires Kinetics

Strengthens self-service solution portfolio with addition of leading travel self-service technology provider

DAYTON, Ohio and LAKE MARY, Fla. – NCR Corporation (NYSE: NCR) announced today that it has acquired Kinetics, Inc., a privately held company and leading provider of self-service solutions for the travel industry, for $26 million.

Based in Lake Mary, Fla., Kinetics provides solutions that include airline self-check-in, hotel self-check-in/check-out, quick-serve restaurant pre-order and self-service event ticketing. The acquisition covers the systems, software and services developed and marketed by Kinetics. Kinetics will operate as a subsidiary of NCR, and its employees will remain with Kinetics.

“NCR currently offers leading self-service solutions such as bill payment, self-checkout and other retail applications, as well as automated teller machines. Kinetics’ expertise, software platform and systems are strategic additions to our self-service portfolio, enabling us to further extend our market reach and leadership to additional segments, like airline and hotel check-in, quick-service food ordering and event ticketing, “ said Lee Schram, senior vice president of NCR’s Retail Solutions Division.

After accounting for all related costs, it is anticipated that the acquisition will be neutral to NCR’s 2004 earnings.

“Joining with NCR, a recognized leader in self-service solutions, is the right thing to do for Kinetics, our customers and our employees, at the right time,” said David Melnik, president

-more-

and chief executive officer of Kinetics. “This combination will propel our company into the next generation of self-service technology, help us broaden our success in changing the face of travel and enable us to seize new opportunities in the international travel marketplace.”

About Kinetics, Inc.

Kinetics, Inc., based in Lake Mary, Florida, is a leading provider of enterprise and self-service technologies to today’s travel industry and is the architect of the modern airline self-service era. Kinetics produces hardware and software solutions, as well as engineering, developmental and preventive maintenance services designed to help businesses capture more revenue, expand distribution channels and enhance customer service. Kinetics technologies support all consumer channels, including kiosks, Web, PDAs, cell phones and phones (natural speech recognition). For more information, go to www.Kineticsusa.com.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 29,000 people worldwide.

# # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our

-more-

suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-sale solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation, Financial Self Service and Systemedia solutions; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.